EXHIBIT 10.9

[DIRECTOR EMPLOYEE]

THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Amendment to
Franklin Electric Co., Inc.
Restricted Stock Award Agreements

This Amendment to the Restricted Stock Award Agreements is made and entered into on ____________ ___, 2012, by and between Franklin Electric Co., Inc., an Indiana corporation (“Franklin”), and R. Scott Trumbull (the “Participant”).

WHEREAS, Franklin and the Participant are parties to Restricted Stock Award Agreements covering Awards granted on February 22, 2010 and March 2, 2011 under the Franklin Electric Co., Inc. Stock Plan (the “Agreements”); and

WHEREAS, Franklin and the Participant now desire to amend the Agreements to permit the Participant to vest in a pro-rata portion of the Award Shares while the Participant is still employed but eligible to retire under the terms of the Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend Section 5 of each Agreement to read in its entirety as follows, effective as of June 1, 2012:

“5.	Death, Disability or Retirement. To the extent the restrictions set forth in Section 3 above have not lapsed in accordance with Section 4 above:

(a)
In the event that the Participant's employment with the Company and all subsidiaries terminates due to the Participant's death or disability, and in the case of disability the Participant's service on the Board does not continue thereafter, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the Restriction Period.

(b)
If the Participant's employment with the Company and all subsidiaries terminates prior to the date he becomes eligible to retire (the “Retirement Eligibility Date”) for any reason, and the Participant's service on the Board continues thereafter, the restrictions shall continue in effect.  If the Participant's service on the Board subsequently terminates, then, if the termination of service is due to the Participant's death, retirement or the Participant's conclusion that he is no longer able to serve due to a condition that meets the definition of disability below (provided the Board of Directors concurs that there is such a disability), the restrictions shall lapse with respect to a number of Award Shares as described in 5(a) above based on the full months that have elapsed from the Date of Award to the Participant's termination of service on the Board.

(c)	In the event the Participant attains his Retirement Eligibility Date, but remains employed with the Company or a subsidiary, such restrictions shall lapse as follows:

(i)
As of the Participant's Retirement Eligibility Date, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the Retirement Eligibility Date, and the denominator of which is the number of full months in the Restriction Period.

(ii)
As of each anniversary of the Retirement Eligibility Date, or if earlier, the last day of the Restriction Period and his service on the Board does not continue thereafter, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the lesser of 12 or the number of months remaining in the Restriction Period measured from the prior Retirement Eligibility Date anniversary, and the denominator of which is the number of full months in the Restriction Period.

(iii)
If the Participant retires after the Retirement Eligibility Date and prior to the end of the Restriction Period, and his service on the Board does not continue thereafter, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the most recent date as of which restrictions lapsed on Award Shares, and the denominator of which is the number of full months in the Restriction Period.

(iv)
If the Participant retires after the Retirement Eligibility Date and prior to the end of the Restriction Period, and his service on the Board continues thereafter, the restrictions shall continue in effect. If the Participant's service on the Board subsequently terminates prior to the end of the Restriction Period, then, if the termination is due to the Participant's death, retirement or the Participant's conclusion that he is no longer able to serve due to a condition that meets the definition of disability below (provided the Board of Directors concurs that there is such a disability), the restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the most recent date as of which restrictions lapsed on Award Shares, and the denominator of which is the number of full months in the Restriction Period.

(d)
For purposes of determining whether restrictions have lapsed pursuant to this Section 5, and only for such purposes, (i) “disability” (A) while the Participant is employed, has the meaning, and will be determined, as set forth in the Company's long term disability program in which the Participant participates, and (B) while the Participant is a Non-Employee Director, means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or disability or which has lasted or can be expected to last for a continuous period of not less than 12 months; and (ii) “retirement” or “retire” (A) while the Participant is employed, means the Participant's termination from employment with the Company and all subsidiaries without cause (as determined by the Committee in its sole discretion) when the Participant is 65 or older or 55 or older with 10 years of service with the Company and its subsidiaries, and (B) while the Participant is a Non-Employee Director, means the termination of service on the Board when he is 70 or older.

(e)
Award Shares with respect to which restrictions do not lapse in accordance with this Section 5 upon termination of employment with the Company and its subsidiaries or service on the Board shall be forfeited.

All other provisions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed by the parties this ___ day of ____________, effective as of June 1, 2012.

FRANKLIN ELECTRIC CO., INC.

By:
R. Scott Trumbull